EXHIBIT 99.1

RLI REPORTS FOURTH QUARTER AND YEAR-END 2025 RESULTS

PEORIA, ILLINOIS, January 21, 2026 – RLI Corp. (NYSE: RLI) – RLI Corp. reported fourth quarter 2025 net earnings of $91.2 million ($0.99 per share), compared to $40.9 million ($0.44 per share) for the fourth quarter of 2024. Operating earnings(1) for the fourth quarter of 2025 were $86.4 million ($0.94 per share), compared to $48.3 million ($0.52 per share) for the same period in 2024.

	Fourth Quarter		Year to Date
Earnings Per Diluted Share	2025	2024	2025	2024
Net earnings	$0.99	$0.44	$4.37	$3.74
Operating earnings (1)(2)	$0.94	$0.52	$3.47	$2.91

(1)	See discussion below: Non-GAAP and Performance Measures.
(2)	Equity in earnings of unconsolidated investees and the related taxes were removed from operating earnings and operating earnings per share, resulting in consistent exclusion of unrealized changes in equity investments from operating results. Prior period amounts have been recast to conform to the current definition.

Highlights for the quarter included:

●	Underwriting income(1) of $70.9 million on a combined ratio(1) of 82.6.
●	Net investment income increased 9%, while gross premiums written declined 2%.
●	Favorable development in prior years’ loss reserves resulted in a $22.0 million net increase in underwriting income.
●	Special dividend of $2.00 per share, representing $183.7 million returned to shareholders.

Highlights for the year included:

●	Underwriting income(1) of $264.2 million on a combined ratio(1) of 83.6.
●	2025 delivered our 30th consecutive year of underwriting income.
●	12% increase in net investment income and 1% increase in gross premiums written.
●	Favorable development in prior years’ loss reserves resulted in an $87.4 million net increase in underwriting income.
●	Book value per share of $19.35, an increase of 33% (inclusive of dividends) from year-end 2024.

“Our fourth-quarter results reflect the strength of our diversified specialty product portfolio and underwriting discipline,” said RLI Corp. President & CEO Craig Kliethermes. “We achieved an 83 combined ratio, underscoring our ability to produce positive underwriting results in a highly competitive market while remaining focused on profitability.”

“For the full year, premium growth was modest at 1%, but our strong underwriting performance drove an 84 combined ratio, marking our 30th consecutive year of underwriting profitability. Favorable underwriting and investment outcomes contributed to a 33% increase in book value from year-end 2024 and supported meaningful returns to shareholders. These results highlight the discipline, expertise and ownership mindset of our associate-owners, which continue to make RLI different.”

Underwriting Income

RLI achieved $70.9 million of underwriting income in the fourth quarter of 2025 on an 82.6 combined ratio, compared to $22.2 million on a 94.4 combined ratio in 2024.

For the year, RLI achieved $264.2 million of underwriting income on an 83.6 combined ratio, compared to $210.7 million on an 86.2 combined ratio in 2024. Results for both years include favorable development in prior years’ loss reserves, which resulted in an $87.4 million and $84.1 million net increase to underwriting income in 2025 and 2024, respectively. The favorable development was offset by a $26.5 million net reduction to underwriting income for storm losses in 2025. This compares to $93.6 million for losses from Hurricanes Beryl, Helene and Milton, as well as other storm losses, in 2024.

The following table highlights underwriting income and combined ratios by segment for the year.

Underwriting Income(1)			Combined Ratio(1)
(in millions)	2025	2024		2025	2024
Casualty	$15.9	$17.8	Casualty	98.3	97.9
Property	219.1	167.6	Property	57.2	68.5
Surety	29.2	25.3	Surety	80.3	82.2
Total	$264.2	$210.7	Total	83.6	86.2

(1)	See discussion below: Non-GAAP and Performance Measures.

Other Income

Net investment income for the quarter increased 9% to $42.3 million, compared to the same period in 2024. For the year ended December 31, 2025, net investment income was $159.7 million, compared to $142.3 million for the same period in 2024. The investment portfolio’s total return was 1.5% for the quarter and 9.0% for the year.

RLI’s comprehensive earnings were $100.4 million for the quarter ($1.09 per share), compared to a comprehensive loss of $26.3 million (-$0.28 per share) for the same quarter in 2024. In addition to net earnings, comprehensive earnings for 2025 included after-tax unrealized gains from the fixed income portfolio, due to declining interest rates. Full-year comprehensive earnings were $489.0 million ($5.29 per share), compared to $338.4 million ($3.66 per share) in 2024.

Special and Regular Dividends

On December 19, 2025, the company paid a special cash dividend of $2.00 per share and a regular quarterly dividend of $0.16 per share for a combined total of $198.4 million. RLI has paid dividends for 198 consecutive quarters and increased regular dividends in each of the last 50 years. Over the last 10 years, the company has returned more than $1.6 billion to shareholders and the regular divided has grown an average of 5.4% per year.

Non-GAAP and Performance Measures

Management has included certain non-generally accepted accounting principles (non-GAAP) financial measures in presenting the company’s results. Management believes that these non-GAAP measures further explain the company’s results of operations and allow for a more complete understanding of the underlying trends in the company’s business. These measures should not be viewed as a substitute for those determined in accordance with generally accepted accounting principles (GAAP). In addition, our definitions of these items may not be comparable to the definitions used by other companies.

Operating earnings and operating earnings per share (EPS) consist of our GAAP net earnings adjusted by net realized gains/(losses), net unrealized gains/(losses) on equity securities and taxes related thereto. Beginning in the fourth quarter of 2025, equity in earnings of unconsolidated investees and the related taxes were excluded from operating earnings and operating EPS. The change was made to present a consistent approach in excluding all unrealized changes in equity investments. We view these minority investments as outside of RLI’s operating control. Operating earnings and operating EPS for prior periods have been recast to conform to the current definition. Net earnings and net earnings per share are the GAAP financial measures that are most directly comparable to operating earnings and operating EPS. A reconciliation of the operating earnings and operating EPS to the comparable GAAP financial measures is included in the 2025 financial highlights below.

Underwriting income or profit represents the pretax profitability of our insurance operations and is derived by subtracting loss and settlement expenses, policy acquisition costs and insurance operating expenses from net premium earned, which are all GAAP financial measures. The combined ratio, which is derived from components of underwriting income, is a performance measure commonly used by property and casualty insurance companies and is calculated as the sum of loss and settlement expenses, policy acquisition costs and insurance operating expenses, divided by net premiums earned, which are all GAAP measures.

Other News

At 10 a.m. central standard time (CST) on January 22, 2026, RLI management will hold a conference call to discuss quarterly results with insurance industry analysts. Interested parties may listen to the discussion at https://events.q4inc.com/attendee/710150907.

Except for historical information, this news release may include forward-looking statements (within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934) including, without limitation, statements reflecting our current expectations about the future performance of our company or our business segments or about future market conditions. These statements are subject to certain risk factors that could cause actual results to differ materially. Various risk factors that could affect future results are listed in the company's filings with the Securities and Exchange Commission, including the Form 10-K Annual Report for the year ended December 31, 2024.

About RLI

RLI Corp. (NYSE: RLI) is a specialty insurer serving niche property, casualty and surety markets. The company provides deep underwriting expertise and superior service to commercial and personal lines customers nationwide. RLI’s products are offered through its insurance subsidiaries – RLI Insurance Company, Mt. Hawley Insurance Company and Contractors Bonding and Insurance Company. All of RLI’s insurance subsidiaries are rated A+ (Superior) by AM Best Company. RLI has paid and increased regular dividends for 50 consecutive years and delivered underwriting profits for 30 consecutive years. To learn more about RLI, visit www.rlicorp.com.

Media Contact

Aaron Diefenthaler

Chief Financial Officer

309-693-5846

Investors@rlicorp.com

Supplemental disclosure regarding the earnings impact of specific items:

	Reserve Development(1) and Catastrophe Losses,
	Net of Reinsurance
	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
(Dollars in millions, except per share amounts)	2025	2024	2025	2024
Favorable development in casualty prior years' reserves	$2.5	$11.5	$31.2	$51.4
Favorable development in property prior years' reserves	$0.7	$0.1	$27.9	$28.6
Favorable (unfavorable) development in surety prior years' reserves	$2.7	$(1.7)	$15.9	$9.3

Net incurred losses related to:
2025 catastrophe events	$(4.0)	$—	$(30.0)	$—
2024 and prior catastrophe events	$19.0	$(39.0)	$24.0	$(100.0)

	Operating Earnings Per Share
	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2025	2024	2025	2024
Operating Earnings Per Share(2)(3)	$0.94	$0.52	$3.47	$2.91

Specific items included in operating earnings per share:(1)(4)
Net favorable development in casualty prior years' reserves	$0.01	$0.09	$0.19	$0.37
Net favorable development in property prior years' reserves	$0.02	$—	$0.23	$0.22
Net favorable (unfavorable) development in surety prior years' reserves	$0.02	$(0.02)	$0.12	$0.07

Net incurred losses related to:
2025 catastrophe events	$(0.03)	$—	$(0.22)	$—
2024 and prior catastrophe events	$0.14	$(0.29)	$0.18	$(0.74)

(1)	Reserve development reflects changes from previously estimated losses.
(2)	See discussion above: Non-GAAP and Performance Measures.
(3)	Equity in earnings of unconsolidated investees and the related taxes were removed from operating earnings and operating earnings per share, resulting in consistent exclusion of unrealized changes in equity investments from operating results. Prior period amounts have been recast to conform to the current definition.
(4)

Items included in operating earnings per share are after tax and incorporates incentive and profit sharing-related impacts which affected policy acquisition, insurance operating and general corporate expenses.

RLI CORP

2025 FINANCIAL HIGHLIGHTS

(Unaudited)

(Dollars in thousands, except per share amounts)

	Three Months Ended December 31,			Twelve Months Ended December 31,
SUMMARIZED INCOME STATEMENT DATA:	2025	2024	% Change	2025	2024	% Change
Net premiums earned	$406,402	$397,176	2.3%	$1,614,346	$1,526,406	5.8%
Net investment income	42,325	38,776	9.2%	159,739	142,278	12.3%
Net realized gains	16,882	8,744	93.1%	65,116	19,966	NM
Net unrealized gains (losses) on equity securities	84	(5,580)	NM	43,247	81,734	(47.1)%
Consolidated revenue	$465,693	$439,116	6.1%	$1,882,448	$1,770,384	6.3%
Loss and settlement expenses	176,141	225,512	(21.9)%	725,955	739,253	(1.8)%
Policy acquisition costs	130,261	121,854	6.9%	508,387	464,040	9.6%
Insurance operating expenses	29,132	27,568	5.7%	115,815	112,460	3.0%
Interest expense on debt	1,309	1,492	(12.3)%	5,358	6,331	(15.4)%
General corporate expenses	4,281	2,736	56.5%	17,028	15,880	7.2%
Total expenses	$341,124	$379,162	(10.0)%	$1,372,543	$1,337,964	2.6%
Equity in earnings of unconsolidated investees	(10,979)	(12,522)	(12.3)%	(3,924)	(4,869)	(19.4)%
Earnings before income taxes	$113,590	$47,432	139.5%	$505,981	$427,551	18.3%
Income tax expense	22,413	6,572	NM	102,644	81,772	25.5%
Net earnings	$91,177	$40,860	123.1%	$403,337	$345,779	16.6%

Other comprehensive earnings (loss), net of tax	9,244	(67,199)	NM	85,649	(7,420)	NM
Comprehensive earnings (loss)	$100,421	$(26,339)	NM	$488,986	$338,359	44.5%

Operating earnings(1):
Net earnings	$91,177	$40,860	123.1%	$403,337	$345,779	16.6%
Less:
Net realized gains	(16,882)	(8,744)	93.1%	(65,116)	(19,966)	NM
Income tax on realized gains	3,545	1,836	93.1%	13,675	4,193	NM
Net unrealized (gains) losses on equity securities	(84)	5,580	(101.5)%	(43,247)	(81,734)	(47.1)%
Income tax on unrealized gains (losses) on equity securities	18	(1,171)	(101.5)%	9,082	17,164	(47.1)%
Equity in earnings of unconsolidated investees	10,979	12,522	(12.3)%	3,924	4,869	(19.4)%
Income tax on equity in earnings of unconsolidated investees	(2,305)	(2,629)	(12.3)%	(824)	(1,022)	(19.4)%
Operating earnings(2)	$86,448	$48,254	79.2%	$320,831	$269,283	19.1%

Return on Equity:
Net earnings				23.7%	22.2%
Comprehensive earnings				28.7%	21.7%

Per Share Data:
Diluted:
Weighted average shares outstanding (in 000's)	92,223	92,725		92,391	92,451

Net earnings per share	$0.99	$0.44	125.0%	$4.37	$3.74	16.8%
Less:
Net realized gains	(0.18)	(0.09)	100.0%	(0.70)	(0.22)	NM
Income tax on realized gains	0.03	0.02	50.0%	0.14	0.05	NM
Net unrealized (gains) losses on equity securities	—	0.06	(100.0)%	(0.47)	(0.88)	(46.6)%
Income tax on unrealized gains (losses) on equity securities	—	(0.02)	(100.0)%	0.10	0.18	(44.4)%
Equity in earnings of unconsolidated investees	0.12	0.14	(14.3)%	0.04	0.05	(20.0)%
Income tax on equity in earnings of unconsolidated investees	(0.02)	(0.03)	(33.3)%	(0.01)	(0.01)	—%
Operating earnings per share(1)(2)	$0.94	$0.52	80.8%	$3.47	$2.91	19.2%

Comprehensive earnings per share	$1.09	$(0.28)	NM	$5.29	$3.66	44.5%

Cash dividends per share - ordinary	$0.16	$0.15	10.3%	$0.63	$0.57	10.5%
Cash dividends per share - special	$2.00	$2.00	—%	$2.00	$2.00	—%

Net cash flow provided by operations	$158,659	$128,080	23.9%	$616,112	$560,219	10.0%

(1)	See discussion above: Non-GAAP and Performance Measures.
(2)	Equity in earnings of unconsolidated investees and the related taxes were removed from operating earnings and operating earnings per share, resulting in consistent exclusion of unrealized changes in equity investments from operating results. Prior period amounts have been recast to conform to the current definition.

NM = Not Meaningful

RLI CORP

2025 FINANCIAL HIGHLIGHTS

(Unaudited)

(Dollars in thousands, except per share amounts)

	December 31,	December 31,
	2025	2024	% Change
SUMMARIZED BALANCE SHEET DATA:
Fixed income, at fair value	$3,533,336	$3,175,796	11.3%
(amortized cost - $3,642,362 at 12/31/25)
(amortized cost - $3,391,159 at 12/31/24)
Equity securities, at fair value	898,876	736,191	22.1%
(cost - $534,311 at 12/31/25)
(cost - $417,897 at 12/31/24)
Short-term investments	120,562	74,915	60.9%
Other invested assets	59,281	57,939	2.3%
Cash and cash equivalents	51,565	39,790	29.6%
Total investments and cash	$4,663,620	$4,084,631	14.2%

Accrued investment income	30,026	28,319	6.0%
Premiums and reinsurance balances receivable	212,226	230,534	(7.9)%
Ceded unearned premiums	124,669	124,955	(0.2)%
Reinsurance balances recoverable on unpaid losses	746,798	755,425	(1.1)%
Deferred policy acquisition costs	172,648	166,214	3.9%
Property and equipment	40,733	43,172	(5.6)%
Investment in unconsolidated investees	53,521	56,477	(5.2)%
Goodwill and intangibles	53,562	53,562	0.0%
Income taxes - deferred	—	7,793	(100.0)%
Other assets	63,683	77,720	(18.1)%
Total assets	$6,161,486	$5,628,802	9.5%

Unpaid losses and settlement expenses	$2,886,819	$2,693,470	7.2%
Unearned premiums	991,636	984,140	0.8%
Reinsurance balances payable	40,580	44,681	(9.2)%
Funds held	127,242	97,380	30.7%
Income taxes - current	29,724	749	NM
Income taxes - deferred	21,769	—	NM
Short-term debt	100,000	100,000	—%
Accrued expenses	128,597	124,242	3.5%
Other liabilities	56,923	62,173	(8.4)%
Total liabilities	$4,383,290	$4,106,835	6.7%
Shareholders' equity	1,778,196	1,521,967	16.8%
Total liabilities & shareholders' equity	$6,161,486	$5,628,802	9.5%

OTHER DATA:
Common shares outstanding (in 000's)	91,879	91,738

Book value per share	$19.35	$16.59	16.6%
Closing stock price per share	$63.98	$82.42	(22.4)%

Statutory surplus	$1,846,615	$1,787,312	3.3%

NM = Not Meaningful

RLI CORP

2025 FINANCIAL HIGHLIGHTS

UNDERWRITING SEGMENT DATA

(Unaudited)

(Dollars in thousands, except per share amounts)

Three Months Ended December 31,
		GAAP		GAAP		GAAP		GAAP
	Casualty	Ratios	Property	Ratios	Surety	Ratios	Total	Ratios
2025

Gross premiums written	$289,127		$136,407		$37,704		$463,238
Net premiums written	235,374		90,973		34,306		360,653
Net premiums earned	246,787		122,507		37,108		406,402
Net loss & settlement expenses	157,171	63.7%	16,147	13.2%	2,823	7.6%	176,141	43.3%
Net operating expenses	88,595	35.9%	44,085	36.0%	26,713	72.0%	159,393	39.3%
Underwriting income (loss) (1)	$1,021	99.6%	$62,275	49.2%	$7,572	79.6%	$70,868	82.6%

2024

Gross premiums written	$282,204		$153,295		$37,711		$473,210
Net premiums written	228,455		103,945		34,045		366,445
Net premiums earned	225,823		134,610		36,743		397,176
Net loss & settlement expenses	155,217	68.7%	63,856	47.4%	6,439	17.5%	225,512	56.8%
Net operating expenses	79,356	35.2%	44,516	33.1%	25,550	69.6%	149,422	37.6%
Underwriting income (loss) (1)	$(8,750)	103.9%	$26,238	80.5%	$4,754	87.1%	$22,242	94.4%

Twelve Months Ended December 31,
		GAAP		GAAP		GAAP		GAAP
	Casualty	Ratios	Property	Ratios	Surety	Ratios	Total	Ratios
2025

Gross premiums written	$1,191,254		$672,907		$162,685		$2,026,846
Net premiums written	990,621		482,635		148,873		1,622,129
Net premiums earned	953,981		512,404		147,961		1,614,346
Net loss & settlement expenses	595,178	62.4%	120,146	23.4%	10,631	7.2%	725,955	45.0%
Net operating expenses	342,936	35.9%	173,133	33.8%	108,133	73.1%	624,202	38.6%
Underwriting income (loss) (1)	$15,867	98.3%	$219,125	57.2%	$29,197	80.3%	$264,189	83.6%

2024

Gross premiums written	$1,108,356		$743,486		$161,206		$2,013,048
Net premiums written	915,625		542,997		146,899		1,605,521
Net premiums earned	852,837		531,384		142,185		1,526,406
Net loss & settlement expenses	524,490	61.5%	198,806	37.4%	15,957	11.2%	739,253	48.4%
Net operating expenses	310,559	36.4%	165,042	31.1%	100,899	71.0%	576,500	37.8%
Underwriting income (loss) (1)	$17,788	97.9%	$167,536	68.5%	$25,329	82.2%	$210,653	86.2%

(1)	See discussion above: Non-GAAP and Performance Measures.